UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2009

OCEANIC EXPLORATION COMPANY
 (Exact name of registrant as specified in its charter)

Delaware	001-08521	84-0591071
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 East Dorado Place, Suite 250, Englewood, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 220-8330

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure, Election or Appointment of Directors or Officers

Mr. Charles N. Haas has notified the Board of the Directors (the Board) and corporate officers of Oceanic Exploration Company (Oceanic) that he has resigned as a member of the Board effective June 1, 2009. His resignation was not the result of any disagreement with the Oceanic’s policies, procedures or practices.

Dated: June 4, 2009

Oceanic Exploration Company

/s/ Lori A. Brundage
CFO/Corporate Treasurer